As filed with the Securities and Exchange Commission on ______________.

                                REGISTRATION NO.

                          U.S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON D.C. 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DATAPOINT CORPORATION
                 (Name of Small Business Issuer in its Charter)

             Utah                                                47-0870539
------------------------------- ---------------------------- -------------------
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

           1355 North Main Street, Suite Three, Bountiful, Utah 84010
                                 (801) 296-1400
    ------------------------------------------------------------------------
   (Address and Telephone Number of Registrant's Principal Place of Business)

                                  Barry McCann
         136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111
                                 (801) 296-1400
            --------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             Ronald L. Poulton, Esq.
                                Poulton & Yordan
                      136 East South Temple, Suite 1700-A,
                           Salt Lake City, Utah 84111
                                 (801) 355-1341

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If delivery of the prospectus is expected pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
Title of each                Number of             Proposed Maximum          Proposed Maximum          Amount of
Class of Securities          Securities            Offering Price            Aggregate Offering        Registration
to be Registered             to be Registered      Per Share                 Price (1)                 Fee(1)
-------------------------------------------------------------------------------------------------------------------
Common Stock                     250,000              $1.50                   $375,000.00               $34.50

Shares of Common Stock
Underlying Series A
Convertible Preferred Shares     198,009(2)            1.50                    297,013.50                27.33
                                 ---------             ----                    ----------                -----

         TOTAL                                                                $672,013.50               $61.83
                                                                              ===========               ======
---------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(2) Shares of common stock issuable by registrant from time to time upon conversion of Series A Convertible Preferred Stock. All of the 198,009 shares of Series A Convertible Preferred Stock issued and outstanding were previously sold to accredited investors in a private offering for a total aggregate offering price of $297,013.50.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                              DATAPOINT CORPORATION

                        Maximum Offering: 250,000 Shares
                         Offering Price: $1.50 per share


DataPoint Corporation
1355 North Main Street, Suite Three
Bountiful, Utah 84010

The Offering
                                            Total
                           Per Share       Maximum
Public Price . . . . . .   $1.50           $375,000
Underwriting
      Discounts . . . .    -0-             -0-
Maximum
Proceeds to us . . . .    $1.50             $375,000*



This is our initial public offering. No public market currently exists for our shares, although we intend to apply for listing on the Over-the-Counter Bulletin Board in the future. We know of no market makers for our common stock. The offering price may not reflect the market price of our shares after the offering.

There is no minimum offering amount and no escrow of funds.

      Investing in these Shares involves a high degree of risk. Investors should expect immediate substantial dilution. Even if we succeed in raising the maximum amount in the offering, it may not be sufficient to enable us to fully commence our proposed business operations without additional fund raising. (See "Risk Factors") The Shares offered should not be purchased by any investor who cannot afford to sustain the total loss of their investment.

      These securities have not been approved by the Securities and Exchange Commission or any state securities agency nor has the Commission or any agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      This offering is self underwritten and will be managed by us. The Shares will be offered and sold by our officers and directors without discounts or other commissions.

      The Shares are being offered by us subject to prior sale, receipt and acceptance by us, approval of certain matters by counsel and certain other conditions. We reserve the right to withdraw or cancel such offers and reject any order, in whole or in part.

      This offering will commence with the date of this prospectus and will end 120 days from that date, unless terminated earlier by us. There will be no extensions of time in which to continue this offering.

           The date of this Prospectus is _____________________, 2003.

*Proceeds to DataPoint Corporation are shown before deducting estimated offering costs of $30,000 including legal and accounting fees and printing costs payable by DataPoint Corporation.

                                TABLE OF CONTENTS

                                                                         Page


Summary................................................................   5
Risk Factors...........................................................   6
Use of Proceeds........................................................   8
Determination of Offering Price........................................   9
Dilution...............................................................   9
Comparative Data.......................................................  10
Selling Security Holders...............................................  10
Plan of Distribution...................................................  10
Legal Proceedings......................................................  11
Directors, Executive Officers, Promoters and Control Persons...........  11
Security Ownership of Certain Beneficial Owners and Management.........  12
Description of Securities..............................................  13
Interest of Named Experts and Counsel..................................  16
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities...........................................  16
Organization Within Last Five Years....................................  17
Description of Business................................................  17
Plan of Operations.....................................................  21
Description of Property................................................  22
Certain Relationships and Related Transactions.........................  23
Market for Common Equity and Related Stockholders Matters..............  23
Executive Compensation.................................................  23
Financial Statements...................................................  F1
Changes in and Disagreements with Accountant Disclosure................  25

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, and particularly the information set forth in "RISK FACTORS."

                                   The Company

         Many owners and general contractors spend numerous man-hours each year collecting and verifying data to determine the safety, competency, bonding capacity and other suitability factors of subcontractors and vendors with whom they work. In the construction and mining industries this process is known as "pre-qualification." Typically, this process is handled in-house on a case-by-case basis, with results varying widely depending on the quality of the information provided by the subcontractors and vendors and the amount of time the owners and general contractors spend in data collection and verification. We have developed an online database to display independently verified data and information in a detailed, convenient, user-friendly, uniform format for use in the pre- qualification process. Our chosen business model provides this service at no charge to the owner or general contractor; provided that each owner or general contractor wishing to receive this service will enter into a service agreement with us. The service agreement requires that the owner or general contractor will cause subcontractors and vendors to become members of the DataPoint database to remain on their preferred bidder list. We currently offer three basic tiers of services starting with a General Listing, which has no third party verification; a Minimum Review service, which has minimal information verified; and a Standard Review service which includes the maximum third party verification. A subcontractor or vendor will be required to pay us between $195 to $595 annually depending upon which service is subscribed to.

                                  The Offering


Securities Offered:        250,000 Shares of $.001 par value Company common
                           stock.

Offering Price:            $1.50 per unit.

Summary of Selected        We are a development stage company, from the date of
Financial Data:            our inception on June 7, 2002, we have had no
                           revenues or earnings from operations. As of December
                           31, 2002, our financial data is as follows:

                           Total Assets                            $ 118,839
                           Total Liabilities                       $  32,765
                           Net Loss                                $(231,672)
                           Shareholder Equity                      $  86,074
                           Net Tangible Book Value                 $  86,074
                           Net Tangible Book Value Per Share       $   0.029

                                  RISK FACTORS

         An investment in the Shares offered hereby involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information set forth elsewhere in this prospectus, including the Financial Statements and Notes, prior to making an investment in DataPoint Corporation.

         You risk loss of your full investment if we continue to suffer losses from operations. Due to a lack of funds, we have commenced only limited operations and cannot afford to commence full operations until the proceeds of this offering are available. We have a limited operating history. Because we are just starting-up, we may suffer significant losses from which we cannot recover. We will face all of the challenges of a new business enterprise, including but not limited to, locating and sustaining suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets, implementing appropriate financial controls and internal operating policies and procedures. We do not have any significant cash and have no significant operations since our inception.

         If we do not raise at least $93,750 in this offering we will have insufficient funds to implement even a limited marketing campaign to educate potential clients to the service we offer and we may not be able to continue operations leading to total loss of your investment. To operate profitably, we need clients. To date, we have not had significant operating capital and have primarily marketed our services only by word of mouth. We are dependent upon receipt of the proceeds of this offering to implement a marketing campaign to create awareness of the services we offer. Should we raise the maximum offering, we will recognize a gross amount of $375,000 and believe this amount will enable us to undertake a marketing campaign and continue operations for at least one year. If we do not raise at least $93,750, it is unlikely we will have sufficient funds to implement a marketing campaign. If we cannot implement at least a limited marketing campaign, we will be forced to continue to rely on sales efforts of our officers, which to this point have been insufficient to allow us to operate profitably. Even if the entire offering amount is raised, the amount of capital available to us will be extremely limited, and may be insufficient for us to create enough brand awareness and attract enough clients to operate profitably without additional fund raising. We have no commitments for additional funding beyond the proceeds expected to be received from this offering.

         If our marketing campaign is unsuccessful you could lose your full investment. One of our officers has had extensive marketing experience in the technology development. However, none of our officers has had and marketing experience in the construction and mining industries and we have not retained, nor have we budgeted for the retention of a marketing or advertising firm to assist us in marketing our information services to these industries. Moreover, we have done no significant market research in connection with the marketing of our information services. If, due to our lack of marketing experience, our marketing campaign does not generate sufficient sales to allow us to operate profitably, it is unlikely that we will be able to continue operations once the funds from this offering have been spent.

         If we are unable to keep up with the rapidly evolving nature of information technology and delivery then we could be severely negatively impacted in our ability to operate profitably and you may lose your investment. Information technology and delivery is rapidly changing and evolving as new technologies and applications are discovered. Changes in the way people, businesses and organizations disseminate information could render our service obsolete before we can develop new services or products to react to market changes. If this happens, we will have no market for our information services and will likely be unable to continue operations.

         If our service is not accepted in the market, we will be unable to generate revenues and you may lose your entire investment. Our proposed business is based on our belief that owners and general contractors would greatly benefit from our information service and that they will find our service more attractive than traditional mediums. Acceptance of our information services will be dependent on a number of factors including:

         o advertising and promotion;
         o acceptance from the industry;
         o availability of competing products/services and technologies;
         o pricing factors; o other intangible factors.

         The abovementioned factors change rapidly and cannot be predicted with certainty. Our business will be subject to all the risks associated with introducing a new product. There is substantial risk that our information services may not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized. We have not undertaken any independent market studies to determine the feasibility of our service or its potential market acceptance.

         Because our officers and directors maintain outside employment, they may have insufficient time to devote to our business to make us profitable. We currently have no employees and therefore rely heavily upon our officers and directors to meet our needs. Until such time as we can pay them, the officers and directors will maintain other employment. This will limit the time each officer and director devotes to our operations.

         There is no market for our securities which will cause your investment to be extremely illiquid and virtually impossible to sell. Currently, our stock is not listed on any established trading system. Therefore, the market for our common stock is limited and we cannot assure you that a market will ever be developed or maintained. The fact that most of our stock is held by a small number of investors, further reduces the liquidity of our stock and the likelihood that any active trading market will develop.

         The market for our common stock is likely to be volatile and many factors may affect the market. These include, for example:

         o our success, or lack of success, in marketing our products and services;
         o competition;

         o governmental regulations; and
         o fluctuations in operating results.

         The stock markets generally have experienced, and will likely continue to experience, extreme price and volume fluctuations which have affected the market price of the shares of many small capital companies. These fluctuations have often been unrelated to the operating results of such companies. Such broad market fluctuations, as well as general economic and political conditions, may decrease the market price of our common stock in any market that may develop.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward looking statements. These statements include, but are not limited to, statements under the captions "Risk Factors," "Use of Proceeds," "Plan of Operations," "Description of Business" and elsewhere in this prospectus.

         These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus.

                                 USE OF PROCEEDS

         The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                                                     If Maximum        If 125,000       If 62,500
                                                     Amount Sold       Shares Sold      Shares Sold
                                                     -----------       -----------      -----------
Total Proceeds                                        $375,000          $187,500         $ 93,750
Less:

         Offering Expenses                              30,000            30,000           30,000

Net Proceeds from
         Offering Available                            345,000           157,500           63,750

Use of Net Proceeds
         Equipment and Software                         40,000            20,000            5,000

                                        8

         Marketing
                  Advertising                           75,000            28,000           10,750
                  Sales Materials                       30,000            11,500            5,000
                  Trade Shows                           20,000             7,000                0

         Working Capital
                  Salaries*                            118,000            60,000           38,000
                  General and Administrative**          20,000            10,000            3,000
                  Misc.                                 42,000            21,000            2,000

         Total Use of Net Proceeds                    $345,000         $ 157,500         $ 63,750

* It is anticipated that the majority, at least 85%, of salaries will be paid to officers.
** It is anticipated that all general and administrative expenses will be paid to officers.

                         DETERMINATION OF OFFERING PRICE

         As no underwriter has been retained to offer our securities, the offering price of our shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our shares.

                                    DILUTION

         As of the date of this offering, we had 2,734,700 common shares issued and outstanding and 198,009 preferred shares convertible into common for a total of 2,932,709 fully diluted common shares and a net tangible book value of $86,074 or $0.029 per share. The proceeds from the sale of Shares will vary depending on the total Shares sold.

         If all 250,000 Shares offered herein are sold, and the 198,009 Series A Convertible Preferred shares convert to common as expected, then there would be a total of 3,182,709 common shares outstanding. If the maximum offering is sold, the net proceeds to us after deducting offering costs of $30,000 would be $345,000. Adding the net proceeds to our current net tangible book value, our total net tangible book value would be $431,074. Dividing our net worth by the number of common and preferred shares outstanding discloses a per share book value of approximately $0.135 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $1.365 or approximately 91% and the present shareholders will receive an immediate increase in book value of approximately $0.106 per share or approximately 366%.

         The following table illustrates the dilution which will be experienced by investors in the offering:

         Offering price per share before deduction of offering expense    $1.50
         Net tangible book value per share before the offering            $0.029
         Net tangible book value per share after the offering             $0.135
         Dilution to new investors per share                              $1.365
         Dilution to new investors as a percentage                          91 %


                                COMPARATIVE DATA

         The following chart illustrates our pro forma proportionate ownership upon completion of the offering if the maximum amount is sold, of present stockholders and of investors in the offering, compared to the relative amounts paid and contributed to our capital by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

                                        Approximate                                              Approximate
                                        Percentage                                               Percentage
                            Shares      Total Shares          Total Cash        Total            Average
                           Owned        Outstanding           Consideration     Consideration    Price/share
-------------------------------------------------------------------------------------------------------------------
Present                    2,932,709         92%               $297,513.50           44%         $0.10
Shareholders (1)

New                        250,000            8%               $375,000              56%         $1.50
Investors
-------------------------------------------------------------------------------------------------------------------

(1) Includes preferred shareholders holding shares convertible into common shares.

                            SELLING SECURITY HOLDERS

         None of our existing shareholders is selling securities pursuant to this registration statement.

                              PLAN OF DISTRIBUTION

         Currently we plan to have our officers and directors sell the common shares on a self underwritten basis. They will receive no discounts or commissions. In the past, we have received unsolicited indications of interest in DataPoint Corporation from persons familiar with us. Our officers and directors will deliver prospectuses to these individuals and to others who they believe might have interest in purchasing all or a part of this offering. At this time, we do not intend to retain an underwriter or licensed broker/dealers to assist us in the offer and sell of the shares.

         In order to buy Shares you must complete and execute the subscription agreement and return it to us at 136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111. Payment of the purchase price may be made by check or money order payable to the order of "DataPoint Corporation."

         We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                LEGAL PROCEEDINGS

         To our knowledge, neither us, nor any of our officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officers or directors. None of our officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following table sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders. Officers and other employees serve at the will of the Board of Directors.

Name of Director      Age    Term Served        Positions Held
----------------      ---    -----------        --------------
D. Barry McCann       50     Since June 2002    President/CEO and Director

Adam R. Cook          29     Since June 2002    Secretary/Treasurer and Director

         There is currently one vacancy on our board of directors that we expect to fill with an independent director. Our ability to locate an independent director may be unsuccessful because we do not have error and omission insurance for officers and directors. The above individuals will serve as officers and/or directors. A brief description of their positions, proposed duties and their background and business experience follows:

         Barry McCann, President, CEO and Director. Mr. McCann has extensive experience in leading and directing sales and marketing efforts in the high growth technology and broadcast industries. Mr. McCann studied business administration while attending Akron University, located in Akron, Ohio, in 1970 through 1973. From 1996 through 1999, Mr. McCann served as President and General Manager of Simmons New Median, Inc. ("Simmons"), a media division of the Simmons Broadcast Group which was comprised of 34 radio stations and 150 outdoor billboards. At Simmons, Mr. McCann was responsible for finding, developing and managing new media investments primarily using the internet. From 1999 through 2000, Mr. McCann served as the Executive Vice President of Sales and Marketing at Crystal Canyon Interactive, where he was responsible for hiring and training a sales team of five people to sell and market four Crystal Canyon products. During 2000-2001, Mr. McCann was a member of Rainmaker Resources, LLC where he assisted the LLC in raising nearly $4.5 million in equity and debt financing for Utah companies.

         Adam R. Cook. Secretary and Director. Mr. Cook graduated from the University of Utah in 1999, with a B.S. degree in Business Administration and a minor in English. Since 1999, Mr. Cook has been primarily working as a business consultant to a Salt Lake City based law firm which specializes in counseling start up companies. Mr. Cook provided consulting services to small public entities and, in connection with the law firm, helped raise seed money for development stage companies between 2000 and 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The term "beneficial owner" refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the company and proceeds from sales of the shares). Inasmuch as these rights or shares may be held by more than one person, each person who has a beneficial ownership interest in shares is deemed the beneficial owners of the same shares because there is shared power of investment or shared rights of ownership.

                                        Amount of
                                        Beneficial             % of Class               % of Class
Name and Address                        Ownership             Before Offering           After Offering(1)(2)
----------------                        ---------             ---------------           --------------------
DataPoint Voting Trust                  2,162,000                       79.06%               67.93%
136 East South Temple
Suite 1700-A
Salt Lake City, Utah 84111

Barry McCann (3)                        2,162,000                      79.06%                67.93%
136 East South Temple
Suite 1700-A
Salt Lake City, Utah 84111

Adam R. Cook (4)                        1,018,500                      37.24%                32.00%
136 East South Temple
Suite 1700-A
Salt Lake City, Utah 84111

Ronald L. Poulton (5)                   2,287,000                       83.63%               71.86%
136 East South Temple
Suite 1700-A
Salt Lake City, Utah 84111

All officers and directors
as a group (2 persons)                  2,162,000                    79.06%                  67.93%
                                        ---------                    -----                   -----
         TOTAL                          2,287,000                    83.63%                  71.86%
                                        =========                    =====                   =====

(1) Assumes that all 198,009 convertible preferred shares are converted into common shares.
(2)  Assumes that 250,000 shares are sold in this offering.
(3) Barry McCann, our President/CEO and Director, and Ronald Poulton are the Voting Trustees of the DataPoint Voting Trust and their respective addresses are 1355 North Main Street, Suite Three, Bountiful, Utah 84010 and 136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111. The DataPoint Voting Trust is comprised of Common Stock of DataPoint Corporation only. The DataPoint Voting Trust agreement shall continue until June 24, 2007, unless terminated earlier in writing in accordance with the voting trust agreement. As trustees, Barry McCann and Ronald Poulton have the right to vote the shares of the DataPoint Voting Trust in any shareholder matter(s).
(4) Adam R. Cook is our Secretary and serves on our board of directors. Shares held by Mr. Cook are held in the name of the DataPoint Voting Trust. While Mr. Cook has no voting power of these shares, he retains economic benefit of the shares.
(5) Ronald L. Poulton is a Voting Trustee of the DataPoint Voting Trust which is shareholder of record of 2,162,000 shares (see note 3 above). In addition, Mr. Poulton is a partner of Poulton & Yordan and therefore might be deemed to beneficially own 125,000 shares held by Poulton & Yordan.

                          DESCRIPTION OF THE SECURITIES

         Description of Common Stock. Our authorized capital stock consists of 50,000,000 shares of common stock with a $.001 par value. As of December 31, 2002, we had approximately 2,734,700 common shares outstanding, all of which is validly issued, fully paid and non-assessable. In addition, we have 198,009 preferred shares outstanding that are convertible into common stock. Holders of our common shares are entitled to receive dividends when declared by the Board of Directors out of funds legally available therefore. Any such dividends may be paid in cash, property or shares. We have not paid any dividends since our inception. All dividends will be subject to the discretion of the Board of Directors, and will depend upon, among other things, our operating and financial conditions, capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the shares will be paid in the future.

         All common shares have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the common shares present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

         Common shares have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each common share is entitled to share pro rata any assets available for distribution to holders of its equity securities upon our liquidation.

         Description of Preferred Stock. Our authorized preferred stock consists of 10,000,000 shares of preferred stock with a $.001 par value. We may issue the authorized preferred shares in one or more series. As of December 31, 2002, we had 198,009 shares of Series A Convertible Preferred Stock ("Series A") issued and outstanding. The form of the Series A stock designations, powers, conversion privileges, preferences, and other special rights, and the qualifications, limitations and restrictions of the Series A shares are summarized below:

Series A Convertible Preferred Stock

         We have designated 250,000 shares of our authorized preferred stock as Series A Convertible Preferred Stock. The Series A shares have a liquidation value of $1.50. The holders of Series A shares shall be entitled to receive, when as and if declared by our Board of Directors out of funds and assets legally therefor, cash dividends equal with common shares. Dividends will be computed on the basis of a 365-day year. Dividends will be non-cumulative and will accrue without interest. Holders of Series A shares have equal voting rights with the common stock and do not have the right to vote as a separate voting class.

Conversion by Shareholders

         The holders of Series A shares shall, at any time after issuance and upon the effectiveness of a registration statement with the Securities and Exchange Commission registering the common shares underlying the Series A Preferred Stock, have the right to convert any whole preferred share into a whole share of fully paid, non-assessable common stock on a one share for one share basis.

Conversion by DataPoint

         We have the option to require the holders of Series A shares at any time after the effectiveness of a registration statement with the Securities and Exchange Commission registering the common shares underlying the Series A Preferred Stock, to convert any whole preferred share into a whole share of fully paid, non-assessable common stock on a one share for one share basis.

Redemption of Series A shares

         For so long as we have not received a notice of conversion for Series A shares from its holder, we may redeem all or some of the Series A shares at any such time that we have an effective registration statement on file with the Securities and Exchange Commission registering the common shares underlying the Series A shares. The redemption price shall be equal to 100% of the liquidation value, plus all accrued but unpaid dividends on such shares. If we deliver notice of redemption pursuant to the foregoing, the holders shall retain their conversion rights with respect to up to 100% of the number of shares subject to the redemption for up to 30 days after notice.

         Description of Stock Options. We have adopted the DataPoint 2002 Stock Option Plan (the "Plan") allowing us to offer our key employees, officers, directors, consultants and sales representatives, an opportunity to acquire a proprietary interest in our corporation. The various types of incentive awards which may be provided under the Stock Option Plan will enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. To date we have not issued any options pursuant to the Plan. No option shares are being registered under this registration statement.

         The total number of shares reserved and available for distribution under the Plan is 500,000 shares. These shares will underlie the options granted by us pursuant to the Plan. The option holders will not be protected against dilution if we should issue additional shares in the future. Neither the options, nor the shares underlying the option have preemptive rights.

         In the case of any reclassification, change, consolidation, merger, sale or conveyance of our shares to another corporation, we will make adequate provision whereby the registered holder of any outstanding option will have the right thereafter to receive an exercise of the options immediately prior to the reclassification, change, consolidation, merger, sale or conveyance of our shares.

         Other provisions of the options are set forth below. This information is subject to the provisions of the Plan and the Stock Option Certificates representing the options. The following information is a summary of the DataPoint 2002 Stock Option Plan.

         1. The shares underlying the Options offered pursuant to the Plan are subject to the same rights and restrictions as other shares.

         2. Once an option is granted, it may not be called by DataPoint Corporation.

         3. The options may not be sold prior to six months from the date of the grant of the related award without DataPoint Corporation's prior approval.

         4. Unless exercised within the time provided for exercise, the options will automatically expire.

         5. The exercise price per share purchasable under a stock option shall be determined by the Committee at the time of grant and may not be less that 100% of Fair Market Value of the shares, provided however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder shall not be less than 110% of the Fair Market Value of the shares.

         6. There is no minimum number of shares that must be purchased upon exercise of the option.

         7. The option holders, in certain instances, are protected against dilution of their interest represented by the underlying shares upon the occurrence of stock dividends, stock splits, reclassifications and mergers.

         Transfer Agent. Interwest Transfer Company, Inc., located at 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117, Telephone (801) 272-9294, has agreed to be our transfer agent upon completion of this offering.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Ronald Poulton an attorney of the firm Poulton & Yordan is a Voting Trustee of the DataPoint Voting Trust, which trust owns approximately 2,162,000 of our issued and outstanding common stock. In addition, the firm of Poulton & Yordan owns approximately 125,000 shares of our issued and outstanding common stock.

         Except as disclosed above, none of the experts named herein have been or are promoters, underwriters, voting trustees, directors, officers or employees of DataPoint Corporation. Further, none of the experts were hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in DataPoint Corporation.

         Legal Matters

         Certain legal matters will be passed upon for us by Poulton & Yordan, of Salt Lake City, Utah.

         Accounting Matters

         The financial statements included in this prospectus and elsewhere in the registration statement have been audited by David T. Thomson, P.C., located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         We are a start-up company and have a very limited operating history. We filed our Articles of Incorporation on June 7, 2002, and have commenced limited operations from that date. We are in the development stage and we have not had any revenue as of yet.

                             DESCRIPTION OF BUSINESS

         Company History

         DataPoint Corporation (the "Company" or "DataPoint"), was formed as a Utah corporation on June 7, 2002. Our executive offices are located at 1355 North Main Street, Suite Three, Bountiful, Utah 84010. Our telephone number is
(801) 296-1400.

                                  Our Strategy

         Many owners and general contractors spend numerous man-hours each year collecting and verifying data to determine the safety, competency, bonding capacity and other suitability factors of the subcontractors and vendors with whom they work. In the construction and mining industries this process is known as "pre-qualification." Typically, this process is handled in-house on a case-by-case basis, with results varying widely depending on the quality of the information provided by the subcontractors and vendors and the amount of time the owners and general contractors spend in data collection and verification. We have developed an online database to display independently verified data and information in a detailed, convenient, user-friendly, uniform format for use in the pre- qualification process at no charge to the owner or general contractor. Each owner or general contractor wishing to receive this service will enter into a service agreement with us. The service agreement requires that the owner or general contractor cause their subcontractors and vendors to become members of the DataPoint database to remain on a preferred bidder list. We currently offer three basic tiers of services starting with a General Listing, which has no third party verification, up to a Standard Review service which includes the maximum third party verification.

         A subcontractor becomes a member of the DataPoint database upon our receipt of an initial set up fee equal to the annual service fee to be paid by the subcontractor or vender. The initial set up fee pays for the creation, collection, verification (when applicable depending upon which tier of service is subscribed for) and presentation of relevant data dating back three years from the date the payment is received. Thereafter, the subcontractor or vendor will be required to pay us an annual membership and update fee between $195 and $595.

         Business Model

         In the construction and mining industries, owners and general contractors usually pre-qualify subcontractors and vendors prior to hiring them to determine their competency and suitability. Typically, a number of factors are considered in the pre-qualification process. These factors may include:

         . Safety performance history, including identifying:

                  . accidents;

                  . fatalities;

                  . injuries;

                  . citations issued; and

                  . insurance claims.

                  . Financial solvency

                  . Insurance coverage

                  . Bonding capabilities

         . Civil and criminal litigation history, including:

                  . judgments; and

                  . pending legal actions.

                  . Licensing status

                  . Reputation

         Traditionally, the owners or general contractors have done the gathering and verification of this information in-house. This gathering and verification process requires the owners or general contractors to allocate valuable resources to perform this task. This requires the owner or general contractor to go to the numerous sources of information for each subcontractor or vender with whom it may work to gather this information. Or, if the subcontractor or vendor provides the information directly to the owner or general contractor, they still have to expend significant time verifying the accuracy of the information provided.

         Through our management team we have developed a process for gathering, and when applicable verifying, information from federal, state and other agencies, bonding companies, insurers, courts, banks, creditors, prior employers, suppliers, subcontractors and vendors that are is used in pre-qualifying subcontractors and vendors. We believe there is a significant need in the construction and mining industries for a more efficient and effective means of gathering, verifying and presenting this information. Based on this perception, we have created a database to store and display relevant information about subcontractors and vendors. Our database presents this information in a uniform format and can be accessed online by owners and general contractor to make pre-qualification determinations.

         How DataPoint will Generate Revenue

         As discussed above, we provide our service to owners and general contractors at no charge. To receive our service, however, owners and general contractors are required to enter a service agreement with us. At the time an owner or general contractor executes our service agreement they are required to provide us with a comprehensive list of all subcontractors and vendors with whom the owner or general contractor currently works. We will then partner with the owner or general contractor in sending out a letter to each subcontractor and vendor on the list. The letter will be sent out on letterhead of the owner or general contractor and will indicate that they have retained our services. The letter will further instruct the subcontractor or vendor that if they wish to remain or be placed on the preferred bidder list of the owner or general contractor, they must complete our application and become a member of the DataPoint database.

         We believe this revenue model will be a key to our success. Based on our initial research, we estimate there are in excess of 1.3 million subcontractors and vendors in the United States. There would be a significant expense to market our services to every subcontractor and vendor. Alternatively, we believe we might be able to access a large pool of subcontractors and vendors by signing up a much smaller number of large construction and mining companies. These construction and mining companies then assist us to get their subcontractors and vendors to become members of our database.

         Benefits to Owners and General Contractors

         Because our service is virtually free to owners and general contractors we believe that they will be highly attracted to our service. In addition, we believe there are several other reasons that an owner or general contractor would use our service. By subscribing for our service owners and general contractors will be able to reallocate the time and money they currently spend in-house on gathering and verifying information. As owners and general contractors may receive hundreds of bids on each job they perform, we believe our service represents a significant cost and time savings. Rather than having to contact a number of different agencies, bonding companies, insurers, banks, suppliers, etc., the owner or general contractor can simply log onto our web site and access information regarding each subcontractor or vendor in one easy to use location. Moreover, all of the data on each subcontractor or vendor will be presented in an easy to understand, uniform format. This will allow the owner or general contractor to quickly and easily review insurance coverage, safety records, bonding capacity, licensing status, litigation history and other information on subcontractors or vendors.

         Finally, we believe an added benefit of our service is that the owner or general contractor can demonstrate that they performed appropriate due diligence by having an independent third party gather and verify certain information used during their pre-qualification process.

         Benefits to Subcontractors and Vendors

         Our service is designed so that both the subcontractor or vendor and the owner or general contractor benefit. As discussed previously, in most instances when a subcontractor or vendor bids a job, they must undergo a pre-qualification review by the owner or general contractor. Quite often the owner or general contractor will look to the subcontractor or vendor as the initial source of the information used during the pre-qualification review. As with the owners and general contractors, this requires the subcontractors and vendors to spend time and money gathering and preparing information requests. Subcontractors and vendors who join our database have the ability access their information on our database and print their pre-qualification information which can then be sent to owners and general contractors. In addition, if the owner or general contractor does not have an agreement with us, the subcontractor and vendor can give their log in information to an owner or general contractor to view their pre-qualification information on our database. Our service will reduce the time and money spent by subcontractors filling out miscellaneous pre-qualification forms for every owner or general contractor they want to work with.

         The subcontractor and vendors also benefit from the ability to demonstrate that they have an independent third party gathering and verifying certain information used during in a pre-qualification process.

         DataPoint Database & Web Site

         Upon receipt of the completed application and the initial set up fee, we will begin the information collection and verification processes. After the information is collected and verified we will post the information into our database which can then be accessed via our website. Owners, general contractors, subcontractors and vendors can access our secure database through our web site by logging in with a user name and password. Owners or general contractors will be able to access the information of all their subcontractors and vendors who are members and will have greater user functions than a subcontractor or vendor. Subcontractors and vendors will be able log in to view and print their own information but are not allowed to view other members information. Our web address is located at www.datapointcorp.com

         Marketing

         Initially, we intend to implement a marketing campaign focused on larger construction and mining companies that have at least a regional if not national presence. This campaign began during the third quarter of 2002 and we hope to implement a full marketing campaign upon completion of this offering. We hope to create brand awareness and in order to execute service agreements with owners and general contractors.

         We plan to employ a number of marketing tools including:

         . Having a presence at industry trade shows

         . Participating in and conducting seminars

         . Running targeted ads in trade association publications and magazines

         We also plan to seek to develop and maintain alliances with contractors and developers by joining and participating in recognized construction and mining associations. Finally, we intend to develop a direct sales program which will focus on building strong relationships with the owners and general contractors with whom we will work because we believe our best marketing tool will be the word of mouth referrals from our satisfied clients.

         Employees

         At the end of fiscal 2002 we had three full-time employees. In an effort to conserve cash, however, we have reduced our workforce and we currently have no employees. Our officers and directors currently work on a part-time, as needed basis, with no commitment for full time employment In the next twelve months, if and/or when we are able to create a customer base, we anticipate needing as many as seven (7) employees, five of whom will be production specialists comprised of a manager and four (4) employees. These production specialists will be trained to perform the actual gathering, verification and database posting process. The other two employees would be our sales and marketing specialists as well as administrative employees. We plan to hire the aforementioned employees as they are needed throughout the next twelve months.

         Competition

         We believe our main sources of competition will be the owners and general contractors who gather and verify information in-house; subcontractors or vendors may also be considered competition for the same reason. While we believe we have a competitive advantage and can do a better job than competing owners, general contractors, subcontractors and vendors are doing, there is always resistance to change. We are aware of a few other companies who offer similar research services in niche areas such as OSHA compliance or licensing status. In addition, we are aware of a few newly formed companies offering a very similar range of information gathering and verification services that we offer. These companies are direct competitors and they may have greater financial resources, experience and public exposure than us.

                               PLAN OF OPERATIONS

         We began our development efforts upon inception in June of 2002. Our main operations for the first six months consisted of developing our back-end database, a front-end website and marketing strategies for our services. As of the fiscal year ending December 31, 2002, the back-end database and the front-end website were completed and fully functional and our marketing strategies were put into place. As of the fiscal year end we had incurred product development costs of approximately $67,367. In addition, our general and administrative expenses for the same period were approximately $146,178, of which $84,028 were wages.

         We have limited liquidity and capital resources and our financial statements have been issued with a going concern opinion. As such, we do not currently possess a financial institution source of financing and we cannot be certain that our existing sources of cash will be adequate to meet our liquidity requirements. Our management is undertaking the following approach to meet our liquidity requirements:

         (a) Seek to convert outstanding payables and liabilities into common stock in order to reduce cash obligations;

         (b) Further implement a sales and marketing plan for 2003 that, if successful, may generate sufficient cash flow to meet liquidity requirements;

         (c) Complete a registration statement on Form SB-2 to raise up to $375,000; and

         (d) Identify prospective acquisition targets with sufficient cash flow to fund operations.

         Our future capital requirements will depend on our ability to successfully implement these initiatives and other factors, including (i) the ability create and maintain a customer base, and (ii) overall financial market conditions where the we might seek prospective investors.

         Over the next twelve months we do not anticipate making any major capital expenditures. The product development costs will be greatly reduced as we have completed the major development aspects of the back-end database and front-end website. We anticipate minor expenses associated with product development costs as we seek to improve functionality and resolve problems that we may be unaware of. In addition, we anticipate the general and administrative costs to be significantly less until we are able to create a customer base for our services.

         Our plan of operations for the next twelve months is specifically to raise funds through this offering and to further implement our marketing plan. A principle use of the proceeds raised in this offering will be to help defray various start up costs. The proceeds will also be used to cover labor and marketing expenditures. Some of the funds will be used to pay the cost of further developing our database. We will also expend funds traveling to and participating in trade shows. If all of the shares offered hereby are sold, we expect the net proceeds from the sale of shares will be sufficient to cover expenses until we begin to generate revenue from sales, which we believe will occur within twelve months of the closing of this offering.

                             DESCRIPTION OF PROPERTY

         Executive Offices

         We leased 800 square feet of office space on a month to month basis for approximately the last six months for $1,100 per month. We are now leasing about 200 square feet of the same office space for $150 on a month to month basis. If and when we are able to create a customer base, we anticipate needing as much as 4,000 square feet of office and administrative space and we expect to pay approximately $3,500 a month for that space. At this time we are not searching for suitable space as we expect to locate this space on favorable terms if and when the need arises.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have issued shares to the following officers, directors, promoters and beneficial owners of more than 5% of our outstanding securities.

                                     Number          Consideration               Relationship to
Name                                of Shares            Given                     DataPoint
----                                ---------        --------------              ----------------
Barry McCann                        2,162,000         Services/Cash             President/Director**
DataPoint Voting Trust              2,162,000         Services                           *
Ronald Poulton                      2,287,000         Services                           **
Adam Cook                           1,018,500         Services/Cash            Secretary/Director***
----------------

*   Holder of 5% or more of our outstanding securities.

**  Voting Trustee of the DataPoint Voting Trust

*** Shares held by Mr. Cook are in the DataPoint Voting Trust. Mr. Cook does not have voting power but retains economic benefit derived from shares.

         Any agreements with related parties shall be on terms no less favorable to us than we could obtained from an unaffiliated third party on an arms-length basis and will be approved by a majority of our disinterested directors.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept our common stock as collateral for a loan.

         Pursuant to this registration statement, we propose to publicly offer 250,000 common shares. To date, none of our outstanding shares of common stock are subject to outstanding options or warrants to purchase our common stock. 198,009 shares of our common stock, however, are subject to conversion of our Series A Convertible Preferred Stock. We have not agreed to register shares of common stock held by existing security holders for resale. We currently have approximately 30 shareholders.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information concerning the compensation paid or accrued since the Company's inception in June 2002 through December 31, 2002 (the end of the Registrant's last completed fiscal year).

                                                       Summary Compensation Table

                                                                          Long Term Compensation
                                           Annual Compensation            Awards                    Payouts
                                      ---------------------------------   --------------------  --------------------------
                                                                          Restricted
Name and Principal                               Other    Annual Stock     Options/     LTIP     All Other
Position                      Year     Salary    Bonus    Compensation      Awards $    SARs #    Payout     Compensation
--------                      ----     ------    -----    ------------      --------    ------    ------     ------------
Barry McCann                  2002     $53,918  $1,000      $893.50            -          -0-       -0-           -0-
CEO and Director

Adam R. Cook                  2002      25,200   -0-         768.50                       -0-       -0-           -0-
Secretary, Treasurer

                              DATAPOINT CORPORATION
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

               FROM INCEPTION (JUNE 7, 2002) TO DECEMBER 31, 2002

                                      WITH

                          INDEPENDENT AUDITOR'S REPORT

                              DATAPOINT CORPORATION
                          (A Development Stage Company)


                                    CONTENTS


                                                                        PAGE


Independent Auditor's Report                                             F-3

Balance Sheet                                                            F-4

Statement of Operations                                                  F-5

Statement of Stockholders' Equity                                        F-6

Statement of Cash Flows                                                  F-7

Notes to Financial Statements                                         F-8 - F-11

Independent Auditor's Report

Board of Directors
DATAPOINT CORPORATION
Bountiful, Utah

I have audited the accompanying balance sheet of DataPoint Corporation (a development stage company) as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows from inception (June 7, 2002) To December 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DataPoint Corporation (a development stage company) as of December 31, 2002, and the results of its operations and its cash flows from inception (June 7, 2002) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the Company has been in the development stage since its inception on June 7, 2002. The Company has no revenue from operations and a loss of $231,672 since inception. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations (See Note 4). These factors raise substantial doubt about the Company's ability to continue as a going concern.

/s/ David T. Thomson, P.C.

Salt Lake City, Utah
March 11, 2003

                                              DATAPOINT CORPORATION
                                          (A Development Stage Company)

                                                  BALANCE SHEET

                                                     ASSETS


                                                                                                    December 31,
                                                                                                        2002
                                                                                                   --------------
CURRENT ASSETS:
     Cash in bank                                                                                  $       82,815
     Cash - attorney's trust account                                                                       30,000
     Due from officer                                                                                         285
                                                                                                   --------------

               Total Current Assets                                                                       113,100
                                                                                                   --------------
FIXED ASSETS
     Office equipment, net of depreciation of $667                                                          5,739
                                                                                                   --------------
TOTAL ASSETS                                                                                       $      118,839
                                                                                                   ==============

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                                              $       17,969
     Accrued liabilities and payroll taxes                                                                 14,796
                                                                                                   --------------
               Total Current Liabilities                                                                   32,765
                                                                                                   --------------
STOCKHOLDERS' EQUITY:
     Convertible Preferred Stock; $.001 par value, 250,000 shares authorized,
       198,009 shares of noncumulative convertible and redeemable series A
       stock issued and outstanding, liquidation preference of $1.50 per share                                198
     Common Stock; $.001 par value, 50,000,000 shares authorized
       2,734,700 shares issued and outstanding                                                              2,735
     Capital in excess of par value                                                                       314,813
     Earnings (deficit) accumulated during the development stage                                         (231,672)
                                                                                                   --------------

               Total Stockholders' Equity                                                                  86,074
                                                                                                   --------------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                                                        $      118,839
                                                                                                   ==============

                    The accompanying notes are an integral part of these financial statements.

                                                   F-4

                                              DATAPOINT CORPORATION
                                          (A Development Stage Company)

                                             STATEMENT OF OPERATIONS



                                                                                                  From Inception
                                                                                                  (June 7, 2002)
                                                                                                         To
                                                                                                 December 31, 2002
                                                                                                 -----------------
REVENUE                                                                                            $            -
                                                                                                   --------------
EXPENSES
     Professional fees                                                                                     15,558
     Organization costs                                                                                     2,187
     Product development                                                                                   67,367
     Depreciation                                                                                             677
     General and administrative                                                                           146,178
                                                                                                   --------------

          Total expenses                                                                                  231,967
                                                                                                   --------------
INCOME (LOSS) FROM OPERATIONS                                                                            (231,967)
OTHER INCOME (EXPENSE)
     State franchise tax                                                                                     (100)
     Interest income                                                                                          395
                                                                                                   --------------

NET INCOME (LOSS) BEFORE INCOME TAXES                                                                    (231,672)
     Provision for income taxes                                                                                 -
                                                                                                   --------------

NET INCOME (LOSS)                                                                                  $     (231,672)
                                                                                                   ==============

BASIC EARNINGS (LOSS) PER SHARE                                                                    $        (0.08)
                                                                                                   ==============
DILUTED EARNINGS (LOSS) PER SHARE                                                                  $        (0.08)
                                                                                                   ==============

WEIGHTED NUMBER OF SHARES OUTSTANDING                                                                   2,876,891
                                                                                                   ==============

                    The accompanying notes are an integral part of these financial statements.

                                                        F-5

                                                      DATAPOINT CORPORATION
                                                  (A Development Stage Company)

                                                STATEMENT OF STOCKHOLDERS' EQUITY




                                                           Preferred                                               From Inception
                                                         Series A Stock           Common Stock         Capital in   (June 7, 2002)
                                                      ----------------------  ----------------------    Excess of         To
                                                        Shares      Amount       Shares      Amount     Par Value  December 31, 2002
                                                        ------      ------       ------      ------     ---------  -----------------
BALANCE, June 7, 2002 (inception)                            -      $   -              -    $     -      $      -      $       -

Shares issued to initial stockholders for services,
  and cash June 7, 2002 at $.001 per share                   -          -      2,687,000      2,687             -              -

Shares issued for services, June 2002 at
  $.03 per share                                             -          -         33,000         33           967              -

Shares issued for services, July 2002 at
  $1.50 per share                                            -          -         14,700         15        22,035              -

Shares issued for cash, July to November 2002 at
  $1.50 per share                                      198,009        198              -          -       296,814              -

Direct costs of sale of preferred series A stock                                                           (5,653)

Noncash capital contributed by stockholder                   -          -              -          -           650              -

Net income (loss) from June 7, 2002 (inception)
  to December 31, 2002                                       -          -              -          -             -        (231,672)
                                                       -------      -----      ---------    -------      --------      ----------
BALANCE, December 31, 2002                             198,009      $ 198      2,734,700    $ 2,735      $314,813      $ (231,672)
                                                       =======      =====      =========    =======      ========      ==========


                             The accompanying notes are an integral part of these financial statements.

                                                                 F-6

                                                DATAPOINT CORPORATION
                                            (A Development Stage Company)

                                               STATEMENT OF CASH FLOWS

                                                                                                   From Inception
                                                                                                   (June 7, 2002)
                                                                                                         To
                                                                                                  December 31, 2002
                                                                                                  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Cash from interest                                                                                       395
     Cash paid to suppliers and others                                                             $     (203,033)
                                                                                                   --------------

          Cash Flows (Used) by Operating Activities                                                      (202,638)
                                                                                                   --------------

CASH FLOW FROM INVESTING ACTIVITIES:
     Purchase of office equipment                                                                          (6,406)
                                                                                                   --------------

          Cash Flows (Used) in Investing Activities                                                        (6,406)
                                                                                                   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Issuance of Common stock                                                                                 500
     Issuance of Preferred Series A stock                                                                 297,012
     Direct costs of offering Preferred Series A stock                                                     (5,653)
                                                                                                   --------------

          Cash Flows Provided (Used) by Financing Activities                                              291,859
                                                                                                   --------------

NET INCREASE (DECREASE) IN CASH                                                                            82,815

CASH - BEGINNING OF PERIOD                                                                                      -
                                                                                                   --------------

CASH - END OF PERIOD                                                                               $       82,815
                                                                                                   ==============

RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
   PROVIDED (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                                                                  $     (231,672)

Adjustment to reconcile net income (loss) to net
     cash provided (used) by operating activities
          Common stock issued for services                                                                 25,237
          Noncash capital contributed by stockholder                                                          650
          Depreciation                                                                                        667
          Changes in assets and liabilities
               Due from officer                                                                              (285)
               Prepaid expenses                                                                           (30,000)
               Accounts payable                                                                            17,969
               Accrued liabilities and payroll taxes                                                       14,796
                                                                                                   --------------

                    Total Adjustments                                                                      29,034
                                                                                                   --------------

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                                   $     (202,638)
                                                                                                   ==============
NONCASH TRANSACTIONS
     Common stock issued for services                                                              $       25,237
                                                                                                   ==============
     Noncash capital contributed by stockholder                                                    $          677
                                                                                                   ==============


                     The accompanying notes are an integral part of these financial statements.

                                                         F-7

                              DATAPOINT CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization - The Company was organized under the laws of the State of Utah on June 7, 2002 and has elected a fiscal year end of December 31st. The Company intends to engage in business operations to provide to owners and general contractors independently verified data and information in a detailed, convenient, user-friendly, uniform format for use in the pre-qualification process for subcontractors and vendors at no charge to the owners or general contractors. Each owner or general contractor wishing to receive this service will enter into a service agreement with the Company. The Company is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

         Net Earnings Per Share - The computation of net income (loss) per share of common and convertible preferred series A stock is based on the weighted average number of shares outstanding during the period presented.

         Income Taxes - Income tax expense includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Due to a loss from inception, the Company has no tax liability. The Company has deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

         Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending December 31, 2002, the Company did not have non-cash investing.

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Office Equipment - Office equipment was recorded at cost. The Company uses the straight-line method of computing depreciation for financial reporting purposes and for income tax purposes. The estimated life of the equipment is 5 years.

NOTE 2 - COMMON AND PREFERRED STOCK TRANSACTIONS AND TERMS

         The Company, at inception on June 7, 2002, issued 2,687,000 shares of its Common Stock to initial stockholders for $500 cash and as compensation for services rendered at $.001 per share (par value) for a total amount of $2,687. The shares issued for services rendered were valued at the fair market value of the services performed. Also, the Company during June and July 2002 issued 33,000 and 14,700 shares of its Common Stock as compensation for services rendered at $.03 and $1.50 per share for a total amount of $1,000 and $22,040 respectively. The shares issued for the services rendered were valued at the fair market value of the services performed.

         The Company from July to November 2002 sold 198,009 shares of it Series A convertible preferred stock through a private offering at $1.50 per share for a total cash amount of $297,012. The costs of the offering were $5,653.

                              DATAPOINT CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - COMMON AND PREFERRED STOCK TRANSACTIONS AND TERMS - CONTINUED

         The Series A Convertible Preferred Stock is convertible into Common Stock of the Company at a rate of one share of Preferred Stock for one share of Common Stock. The holder or the Company may convert the Series A Convertible Preferred Stock at any time when the Company has an effective registration statement on file registering the Common Stock underlying the conversion. The Company has the right to redeem the Preferred Shares at any time prior to receipt by the Company of a Notice of Conversion from the holder. The redemption price is equal to 100% of the liquidation value of the shares plus all unpaid dividends on the shares. Holders of shares of Series A Convertible Preferred Stock will be entitled to receive cash dividends, when declared, out of funds legally available therefore, equal with common shares, on such record dates as are fixed by the Board of Directors. The Dividends will be noncumulative and accrue without interest. The Series A Convertible Preferred Stock has a liquidation preference of $1.50 per share, plus an amount equal to any accrued and unpaid dividends to the payment date. The holders of the shares of Series A Convertible Preferred Stock have no preemptive rights with respect to any securities of the Company.

         At December 31, 2002, 198,009 shares of the Company's common stock were reserved for conversion of Preferred Series A Convertible Stock. The liquidation value of the Preferred Series A Convertible Stock is $297,014.

NOTE 3 - RELATED PARTY TRANSACTIONS

         The President of the Company owed at December 31, 2002, on a short term basis, $285 for an overpayment on reimbursement of Corporate expenses. It is intended that the overpayment be satisfied subsequent to December 31, 2002. The Company has paid a retainer for legal expenses in the amount of $30,000 to a legal firm that is also a stockholder and also owes the same firm $10,675 which is part of the accounts payable balance at December 31, 2002. The retainer is held in the legal firm's checking trust account and is restricted to the payment of costs for the preparation of documents for the registration and sale of the Company's stock (See Note 6).

         The Company has recorded $650 of contributed capital for the free use of furniture and equipment owned by officers of the Company. The $650 amount is the estimated fair value of the free use of the furniture and equipment during the period ending December 31, 2002.

         An officer and director, who is also a stockholder, received payment for time and services performed during the period ended December 31, 2002 totaling $53,918 and another officer received payment for services rendered during the same period totaling $25,200. These payments are included in general and administrative expense in the statement of operations.

NOTE 4 - GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reported in the financial statements, the Company had an accumulated deficit at December 31, 2002 of $231,672. The Company is in the development stage, and has no revenue to date other than interest. The Company has not yet established revenues sufficient to cover its operating cost, and these factors create doubt as to whether it can continues as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses. If the Company is unable to obtain adequate capital it could be forced to cease operations.

                              DATAPOINT CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - GOING CONCERN - CONTINUED

         In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company by obtaining capital from the sale of its common stock to meet future capital needs to market its products and to pay additional salaries and administrative costs related to plans for increasing sales. Whether the sale of common stock is successful or not the Company plans to move forward in its organizational plans as explained in Note 1 through debt or equity financing. The Company will continue to try and keep expenses as low as possible; use noncash contributed capital as much as feasible and viable. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

         The ability of the Company to continue as a going concern is dependent upon its ability to success fully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 5 - INCOME TAXES

         Income tax expense consists of the following components:

         Current                                              $            -
         Estimated deferred tax liability (benefits)                 (78,735)
         Less valuation allowance                                     78,735
                                                              --------------
         Net                                                  $            -

         The operating loss tax benefit for tax purposes differs from the loss benefit that results from applying federal statutory tax rates to financial statement loss before income taxes because of the accelerating of the write-off of organization costs for financial statement purposes as compared to amortizing such costs over 60 months for tax purposes

         At December 31, 2002, the Company had an estimated net federal operating loss (NOL) of $229,691, which can be carried forward to offset operating income. The net operating loss expires in 2022. A valuation allowance of $78,735 has been established for deferred tax assets associated with the above NOL for 2022 and for the amortizing of organization costs for tax purposes.

NOTE 6 - STOCK OPTION PLAN

         The Company has approved a 2002 Stock Option Plan ("Plan"). The purpose of the Plan is to enable the Company to offer to its key employees, officers, directors, consultants, advisors and sales representatives and opportunity to acquire a proprietary interest in the Company. The Plan is to be administered by the Board of Directors or a Committee. No incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of the grant. Any equity security issued under the Plan may not be sold prior to six months from the date of the grant of the related award without the approval to the Company. Stock Options granted under the Plan may be either an Incentive Stock Option or a Nonqualified Stock Option. An Incentive Stock Option may be granted only within the ten year period commencing from the grant effective date and may only be exercised within ten years of the date of grant or five years in the case of an Incentive Stock Option granted to a grantee possessing more than 10% of the combined voting power of all classes of stock of the Company.

                              DATAPOINT CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - STOCK OPTION PLAN - CONTINUED

         The exercise price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value of the Stock, however, the exercisable price of an Inventive Stock Option granted to a 10% Stockholder shall not be less that 110% of the Fair Market Value of the Stock. The exercisable price per share of Stock purchasable under options granted that are not Incentive Stock Option, shall be determined by the Committee at the time of grant. Stock Options can be exercised at such time or times and subject to terms and conditions determined by the Plan Committee. The Plan provides for stock appreciation rights, awarding of restricted stock and deferred stock. Other stock-based awards may be awarded, subject to limitations under applicable law. The Plan is effective as of June 24, 2002 and remains effective until terminated by the Board of Directors. The total number of shares reserved and available for distribution under the plan is 500,000 shares. No Stock Options have been awarded under the plan.

NOTE 7 - PROPOSED PUBLIC OFFERING OF COMMON STOCK

         The Company is in the process of completing a Form SB-2 Registration Statement under the Securities Act of 1933. The Company is proposing to sell a maximum of 250,000 shares of its common stock at $1.50 per share for a total maximum of $375,000. The period of the offering to sell the common stock will be 120 days from the effective date of the Registration Statement. The officers of the Company will act as sales agents and will not be paid any commissions on the sale of the common stock. Expenses of the offering are estimated to be $30,000. The Company is also proposing to register the 198,009 shares of common stock underlying its already issued and outstanding shares of Preferred Convertible Series A stock as part of the above filing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

--------------------------------------------------------------------------------
                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

         The Company's Articles of Incorporation and Bylaws limit liability of and indemnify its Officers and Directors to the full extent permitted by the Utah Revised Business Corporation Act ("Utah Act").

         Under the Utah Act, a Utah corporation has the authority to indemnify officers and directors:

         (1) Except as provided in Subsection (4), a corporation may indemnify an individual made party to a proceeding because he is or was a director, against liability incurred in the proceeding if:

                  (a) his conduct was in good faith; and

                  (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and

                  (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (2) A director's conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

         (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4) A corporation may not indemnify a director under this section:

                  (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         In accordance with the Utah Act indemnification may also be provided as follows:

         (1) an officer of the corporation is entitled to mandatory indemnification, and is entitled to apply for court-ordered indemnification, in each case to the extent as a director.

         (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

         (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement.


                                                              Amount
         Expense                                             Maximum
         -------                                             -------
         SEC Registration Fees                             $   144.26
         Blue Sky fees and expenses                          2,500.00
         Printing and shipping expenses                      2,160.00
         Legal fees and expenses                            20,000.00
         Accounting fees and expenses                        3,840.00
         Transfer and miscellaneous expenses                 1,355.74

         Total                                             $30,000.00


                     RECENT SALES OF UNREGISTERED SECURITIES

         We have issued the following unregistered securities since our inception:

         In June of 2002, 2,687,000 restricted common shares were issued to the initial stockholders for services valued at $2,187 and $500 cash. The shares were issued pursuant to pre-incorporation efforts and expenses incurred during the incorporation process and were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by
Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities.

         In July of 2002, 43,000 restricted common shares were issued to InShift Technologies, LLC in exchange for services. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

         In July of 2002, 2,500 restricted common shares were issued to Michael Jensen in exchange for services. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

         In July of 2002, 2,200 restricted common shares were issued to Sterling Asset Management to retire debt in the amount of $3,300. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received no cash for these securities.

         From July of 2002 through November of 2002, 198,009 restricted Series A Convertible Preferred shares were issued to approximately eighteen accredited investors pursuant private offering subscription agreements. The shares were issued without registration under the Securities Act of 1933 in reliance on an exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, and from similarly applicable state securities laws, rules and regulations exempting the offer and sale of these securities by available state exemptions. No general solicitation was made in connection with the offer or sale of these securities. The Company received $297,013.50 for these securities.


                                 EXHIBIT INDEX

SEC
Reference   Exhibit No.  Document                              Location
---------   -----------  --------                              --------
3             3.01       Articles of Incorporation             Attached

3             3.02       Amended Articles of Incorporation     Attached

3             3.03       Bylaws                                Attached

4             4.01       Stock Option Plan                     Attached

5             5.01       Opinion on Legality                   Attached

23            23.01      Consent of Independent Auditors       Attached

23            23.02      Consent of Attorney                   See Exhibit 5.01

99            99.01      Specimen Subscription Agreement       Attached


                                  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of DataPoint Corporation pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of DataPoint Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         We hereby undertake to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 242(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         The issuer has duly caused this SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on April 28, 2003.

                                                  DATAPOINT CORPORATION


                                                  By: /s/ D. Barry McCann
                                                      --------------------------
                                                      D. Barry McCann, President



         This SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Name and Title                                                   Date
   --------------                                                   ----

/s/ D. Barry McCann                                            April 28, 2003
------------------------------
D. Barry McCann
President, CEO & Director


/s/ Adam R. Cook                                               April 28, 2003
------------------------------
Adam R. Cook
Secretary & Director